THE ASIA PACIFIC FUND, INC.
Three Gateway Center
100 Mulberry Street
Newark, New Jersey 07102



November 28, 2006


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549


Re:	The Asia Pacific Fund, Inc. (the "Fund")
File No. 811-04710



Ladies and Gentlemen:

Please find enclosed the following items: (1) the Semi-Annual
Report on Form N-SAR for the Fund for the six-month period ended
September 30, 2006 and (2) such other information required to be included as an exhibit. The Form N-SAR was filed using the EDGAR.


Very truly yours,

							/s/Deborah A. Docs
							Deborah A. Docs
Secretary



DAD
Enclosures







This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 8th day of November, 2006.




THE ASIA PACIFIC FUND, INC.





Witness:   /s/Glenda D. Noel					By: /s/Deborah A. Docs
     Glenda D. Noel 					      Deborah A. Docs
   				  			      Secretary